UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2003

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 542-0500

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On September 15, 2003, SanDisk Corporation (the “Registrant”) issued a press release announcing the offering of 7,800,000 shares of its common stock. Registrant has granted the underwriters of the offering an option to purchase an additional 1,170,000 shares to cover over-allotments. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

On September 15, 2003, the Registrant also issued a press release announcing its updated business outlook for the third quarter and second half of 2003. The press release is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.

In addition, on September 15, 2003, the Board of Directors of the Registrant determined it was in the best interests of the Registrant and its stockholders to amend the Registrant’s existing stockholders’ rights plan to terminate the preferred share purchase rights issued under the rights plan effective September 25, 2003 or such other date that new preferred share purchase rights are issued under Registrant’s new rights plan described below. Also on September 15, 2003, the Registrant adopted a new rights plan and declared a dividend of one preferred share purchase right, or Right, for each outstanding share of the Registrant’s common stock, $0.001 par value. The dividend is payable on September 25, 2003, the record date, to stockholders of record on that date. The terms of the new rights plan are substantially the same as those contained in the Registrant’s existing rights plan. The new rights plan does, however, make three modifications to the terms of the existing rights plan. First, the new rights plan provides that a Three-Year Independent Director Evaluation Committee, or TIDE Committee, of the Board of Directors of the Registrant will review and evaluate, at least once every three years, the new rights agreement in order to consider whether the maintenance of the new rights agreement continues to be in the interests of the Registrant and its stockholders. The TIDE Committee will be comprised of members of the Nominating and Corporate Governance Committee of the Board of Directors who are “independent” as defined by applicable law and the listing standards of the Nasdaq National Market in effect from time to time. Second, the new rights plan removes an exception to the definition of “Acquiring Person”, as described below, so that all of Registrant’s investors will be subject to the same ownership limitations. Third, the new rights plan reduces the purchase price per one one-hundredth of a Preferred Share, described below, from $500 to $450 and decreases the redemption price from $.01 to $.001 per Right.

The following description sets forth the material terms of the new rights plan.

Under the new rights plan, each Right will entitle the registered holder to purchase from the Registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock, $0.001 par value, referred to as the Preferred Shares, at a purchase price of $450.00 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement by and between the Registrant and Computershare Trust Company, Inc. as Rights Agent.

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons, referred to as an Acquiring Person, have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares, the earlier of such dates being called the Distribution Date, the Rights will be evidenced, with respect to any of the common stock share certificates outstanding as of the record date, by such common stock share certificate.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date or earlier redemption or expiration of the Rights, new Common Share certificates issued after the record date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date or earlier redemption or expiration of the Rights, the surrender for transfer of any certificates for Common Shares outstanding as of the record date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of shares of common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on April 28, 2007, referred to as the Final Expiration Date, unless the rights Agreement is amended to change the Final Expiration Date or unless the Rights are earlier redeemed by the Registrant.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the shares of common stock or a stock dividend on the shares of common stock payable in shares of common shares or subdivisions, consolidations or combinations of the shares of common stock occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Preferred Share will have 100 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of common stock.

In the event that, following the Distribution Date, the Registrant is acquired in a merger or other business combination transaction with an Acquiring Person or an affiliate thereof, or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person or an affiliate thereof, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding shares of common stock (except pursuant to a tender offer for all of the shares of common stock at a price and on terms determined by a majority of the Board of Directors to be fair to and otherwise in the best interests of the Registrant and its stockholders), proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock (or cash, other securities or property) having a market value of two times the exercise price of the Right.

At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding shares of common stock and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, the Board of Directors of the Registrant may exchange the Rights (other than the Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock (or a fraction of a Preferred Share having equivalent market value) per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Registrant, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the tenth (10th) business day after the Distribution Date (unless the Board of Directors extends such ten (10) day period), the Board of Directors of the Registrant may redeem the Rights in whole, but not in part, at a redemption price of $.001 per Right, upon the approval of a majority of the Board of Directors. The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The Rights are also redeemable under other circumstances as specified in the Rights Agreement.

The terms of the Rights may be amended by the Board of Directors of the Registrant without the consent of the holders of the Rights, upon the approval of a majority of the Board of Directors, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known to the Registrant to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Registrant on terms not approved by the Registrant’s Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Registrant at the redemption price prior to the occurrence of a Distribution Date or the new rights plan may be amended to provide that the Final Expiration Date will occur prior to such Distribution Date.

The form of the Rights Agreement, dated as of September 15, 2003, by and between the Registrant and the Rights Agent, specifying the terms of the Rights, is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit. The foregoing description of the Series A Junior Participating Preferred Stock is qualified in its entirety by reference to such exhibit.

(c) Exhibits

Number	Description of Document

4.1	Form of Rights Agreement, dated as of September 15, 2003, by and between the Registrant and Computershare Trust Company, Inc.

99.1	Press Release of SanDisk Corporation dated September 15, 2003, announcing the offering of 7,800,000 shares of its common stock.

99.2	Press Release of SanDisk Corporation dated September 15, 2003, announcing its updated business outlook for the third quarter and second half of 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2003

SanDisk Corporation

By:	/s/ MICHAEL GRAY
	Name: Title:	Michael Gray Chief Financial Officer and Sr. VP, Finance and Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Form of Rights Agreement, dated as of September 15, 2003, by and between the Registrant and Computershare Trust Company, Inc.

99.1	Press Release of SanDisk Corporation dated September 15, 2003, announcing the offering of 7,800,000 shares of its common stock.

99.2	Press Release of SanDisk Corporation dated September 15, 2003, announcing its updated business outlook for the third quarter and second half of 2003.